Consent of Independent Registered Public Accounting Firm

Independence Contract Drilling, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 2, 2020, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of Independence Contract Drilling, Inc., which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP
Houston, Texas

November 13, 2020